Exhibit 10.6

TALEND
STOCK OPTION GRANT AGREEMENT
Part I
NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

You have been granted a total number of [__●__] Options (the “Options”)[, corresponding to] [[__●__] Options called “Base Options”] [and] [[__●__] Options called “Performance Options”][,] to subscribe ordinary Shares of the Company, subject to the terms and conditions of the 2020 Stock Option Plan (the "Plan") and this Stock Option Grant Agreement (the "Option Agreement"). Options are governed by articles L. 225-177 and following of the French Commercial Code. They are not part of the employment agreement or of the office which has allowed the Optionee to be granted the Options. Neither do they constitute an element of the Optionee’s remuneration. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

Grant Number(1):
[Base Options :   _________________]
[Performance Options:  _________________]
Total number of Options:  _________________

Date of Grant(2): [__o__]
Vesting Commencement Date(3):
[Base Options: [__o__]]
[Performance Options: [__o__]]
Exercise Price per Share:   EUR ______________
Total Number of Shares Granted:  _________________
Total Exercise Price:    EUR ______________
Type of Options(4):    [Incentive Stock Option]
[Nonstatutory Stock Option]
Term/Expiration Date(5):   [10 years – [__o__]]

(1) reference number to be allocated by the Company, if it wishes so
(2) date of the board meeting having allocated the Option
(3) date chosen by the board as the date of beginning of the vesting schedule or, if not, date of granting of the Option by the board
(4) for U.S. Beneficiaries only
(5) date of termination of the Option (article 7 of the Plan), which shall not exceed 5 years for an ISO granted to a 10% owner and 10 years for a US grantee (NQSO or ISO).
Where the exercise of an Option, as described under Article 9(a) of the Plan, would lead the Company to be liable for any payment, whether due to fees, taxes or to charges of any nature whatsoever, in place of the Optionee, such Option shall be deemed duly exercised when the full payment for the Shares with respect to which the Option is exercised is executed by the Optionee and the Optionee provides the Company with either the receipt stating the payment by the Optionee of any such fee, tax or charge, as above described that would otherwise be paid by the Company upon exercise of the Option, in place of the Optionee or, the full payment, under the same conditions, of any amount due upon the exercise of the Option to be borne by the Company.

In the event that you infringe the above mentioned commitment, you shall be liable for any consequences resulting from such infringement for the Company and undertake to indemnify the Company in respect of all amounts payable by the Company in connection with such infringement.

Validity of the Options:

The Options will be valid as from the Date of Grant.

Vesting Schedule:

The Options[, depending on whether they are Base or Performance Options,] may be exercised by the Optionee on the basis of the following initial vesting schedule subject to the condition precedent that the Optionee shall have previously returned to the Company a copy of Part I and Part II of this Option Agreement as duly signed by him or her:

[To be adapted by the Board upon the type of Options granted and incorporating the Plan’s minimum vesting requirements in article 8(b) of the Plan]

[(i) For Base Options:]

–[up to [xx]% of the Options, i.e. [__●__] Options, as from the expiration of a [x] [(x)]-month period following the Date of Grant, i.e. as from [__o__],

–then, up to an additional [x]% of the Options, i.e. [__●__] Options, as from the expiration of each [x], i.e. each period of [x] subsequent month[s], following [__o__] and until the expiration of the [xx] month from such date, and

–at the latest within ten (10) years as from the Date of Grant or in case of death or Disability of the Optionee during such ten (10) year period, six (6) months as from the death or nine (9) months as from the Disability of the Optionee.

[(ii) For Performance Options:]

–[up to [xx]% of the Options, i.e. [__●__] Options, as from the Date of Grant, i.e. as from [__o__],

–then, up to an additional [xx]% of the Options, i.e. [__●__] Options, as from the expiration of each [x], i.e. each period of [x] subsequent month[s], following [__o__] and until the expiration of the [xx] month from such date, and

–at the latest within ten (10) years as from the Date of Grant or in case of death or Disability of the Optionee during such ten (10) year period, six (6) months as from the death or nine (9) months as from the Disability of the Optionee.

The number of Options that could be exercised pursuant to the above vesting schedule will always be rounded down to the nearest full number.

If the Optionee fails to exercise the Options in whole or in part within the above period of ten (10) years (as may be extended to six (6) months from the death or nine (9) months from the Disability of the Optionee (except with respect to Options granted to U.S. Beneficiaries for whom the ten (10)-year period cannot be extended)), the Options will lapse automatically.

Termination Period:

Unless otherwise decided by the Board prior to their expiration, the Options may be exercised for three (3) months after termination of the Optionee's Continuous Status as a Beneficiary, to the extent the Options are exercisable at the time of termination and whether such termination is due to the Optionee or the Company’s decision.

Upon the death of the Optionee, the Options may be exercised during a period of six (6) months as provided in the Plan.

Unless otherwise decided by the Board, upon the Disability of the Optionee, the Options may be exercised during a period of nine (9) months as provided in the Plan.

Save as provided in the Plan, in no event shall the Options be exercised later than the Term/Expiration Date as provided above. Should the Options expire or become unexercisable for any reason without having been exercised in full, the unsubscribed Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

By his signature and the signature of the Company's representative below, the Optionee and the Company agree that the Options are granted under and governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirely, has had the opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated above.

TALEND
STOCK OPTION GRANT AGREEMENT
Part II
TERMS AND CONDITIONS

1. Grant of Options.

1.1. The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Option Agreement (the "Optionee"), a total number of [__●__] Options (the “Options”)[, corresponding to] [[__●__] Options called “Base Options”] [and] [[__●__] Options called “Performance Options”][,] to subscribe the number of ordinary Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference.

In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code although the Company makes no representation as to the tax status of the Option. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the U.S.$ 100,000 rule of Code Section 422(d) the excess shall be treated as a Non-Statutory Stock Option.

1.2. An Option will be valid as from the Date of Grant.

1.3. In the event of any tax liability arising on account of the Grant of the Options, the liability to pay such taxes shall be that of the Optionee alone. The Optionee shall enter into such agreements of indemnity and execute any and all documents as the Company may specify for this purpose, if so required at the time of the Grant and at any other time at the discretion of the Company, on such terms and conditions as the Company may think fit, for recovery of the tax due, from the Optionee.

2. Exercise of Options

(a) Right to Exercise. An Option[, whether a Base or Performance Option,] is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement, subject to the condition precedent that the Optionee shall have previously returned to the Company a copy of Part I and Part II of this Option Agreement provided to the Optionee by the Company and as duly signed by the Optionee on the signature page. In the event of the Optionee's death, Disability or other termination of Optionee's Continuous Status as a Beneficiary, the exercisability of an Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. An Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A hereto (or in such other form acceptable to the Administrator) (the "Exercise Notice"), comprising a share subscription form (bulletin de souscription) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company or through an electronic platform or means of communication acceptable to the Administrator. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. An Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the proof of payment of such aggregate Exercise Price.

No Share shall be issued pursuant to the exercise of an Option unless such issuance and exercise complies with all relevant provisions of law as set out under Section 14(a) of the Plan.

Upon exercise of an Option, the Shares issued to the Optionee shall be assimilated with all other Shares of the Company and shall be entitled to dividends for the fiscal year in course during which the Option is exercised.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(1) wire transfer;
(2) check; or
(3) any combination of the foregoing methods of payment.

Where the exercise of an Option would lead the Company to be liable for any payment, whether due to fees, taxes or to charges of any nature whatsoever, in place of the Optionee, such Option shall be deemed duly exercised when (a) the full payment for the Shares with respect to which the Option is exercised is executed by the Optionee and (b) the Optionee provides the Company with either (i) the receipt stating the payment by the Optionee of any such fee, tax or charge, as above described that would otherwise be paid by the Company upon exercise of the Option, in place of the Optionee or, (ii) the full payment, under the same conditions, of any amount due upon the exercise of the Option to be borne by the Company.

The Company and its Affiliated Companies may not be held responsible in any way if the Optionee for any reason not attributable to the Company or any Affiliated Company was not able to exercise the Option or purchase the Shares. The payment for the purchase of the Shares shall be made by the Optionee under his/her own responsibility according to the terms and conditions set out in this Option Agreement and the Plan.

4. Non-Transferability of Option. An Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Options. Subject to and as provided in the Plan, an Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6. Entire Agreement; Governing Law; Choice of Venue. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under the Plan or this Option Agreement shall be subject to the exclusive jurisdiction of the court competent for the place of the registered office of the Company.

7. Tax Obligations. The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee’s employer (the “Employer”), the ultimate liability for any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including the grant, vesting or exercise of an Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions on the Shares, and (b) do not commit to structure the terms of the grant or any aspect of the Options to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result.
Prior to any relevant taxable or tax withholding event, the Optionee agrees to make appropriate arrangements with the Company and/or the Employer for the satisfaction of all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer to satisfy any withholding obligation for Tax-Related Items by withholding from the Optionee’s compensation paid to the Optionee by the Company and/or Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under Applicable Laws, the Company may sell or arrange for the sale of Shares that the Optionee acquires to meet the withholding obligation for Tax-Related Items. Finally, the Optionee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s purchase of Shares that cannot be satisfied by the means previously described.

Depending on the withholding method and to the extent permitted under the Plan and Applicable Laws, the Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in a jurisdiction (in which case the Optionee will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares).

If the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Company may refuse to honor the exercise and refuse to deliver the Shares issuable upon exercise of the Options if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items as described in this section.

8. Nature of Grant. In accepting the grant, the Optionee acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

(b) the grant of the Options is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d) the Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with any ability of the Employer to terminate the Optionee’s employment relationship;
(e) the Optionee is voluntarily participating in the Plan;

(f) Options are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Optionee’s employment contract, if any;

(g) Options are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h) the Option grant will not be interpreted to form an employment contract with the Company, the Employer or any subsidiary or Affiliated Company;

(i) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j) if the underlying Shares do not increase in value, the Options will have no value;

(k) if the Optionee exercises the Options and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease, even below the Exercise Price;

(l) in consideration of the grant of the Options, no claim or entitlement to compensation or damages shall arise from termination of the Options or diminution in value of the Options or Shares purchased through exercise of an Option resulting from termination of the Optionee’s employment the Company or the Employer (for any reason whatsoever) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, Optionee shall be deemed irrevocably to have waived Optionee’s entitlement to pursue such claim; and

(m) in the event of termination of the Optionee’s employment, the Optionee’s right to receive and vest in an Option under the Plan, if any, will terminate effective as of the date that the Optionee receives notice of termination regardless of when such termination is effective; furthermore, in the event of termination of employment, the Optionee’s right to exercise an Option after termination of employment, if any, will be measured by the date on which the Optionee receives notice of termination; the Company shall have the exclusive discretion to determine when the Optionee has terminated for purposes of the Options. In addition, any period of notice or compensation in lieu of such notice, that is given or ought to have been given under any contract, statute, common law or civil law shall be excluded from the Optionee’s period of employment for purposes of the Options.

9. No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice nor is the Company making any recommendations regarding the Optionee’s participation in the Plan or the Optionee’s acquisition or sale of the underlying Shares. The Optionee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

10. Data Privacy

For Optionees in the European Union (“EU”) / European Economic Area (“EEA”) / Switzerland / United Kingdom

The Optionee is hereby informed that the Company will process personal data of the Optionee for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. Such processing of personal data implies the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the Employer, the Company and any other Affiliated Company. The legal basis of such processing is the performance of the grant.

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, passport number, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Company may collect such Data from the Employer.

The Optionee understands that Data may be transferred to Solium Shareworks (or its successor) or any other third parties assisting, as data processors, in the implementation, administration and management of the Plan. The Optionee understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. When required for transfers of the Data to a recipient located in a country outside of the EU, EEA, Switzerland or the United Kingdom, the Company implements adequate legal safeguards such as appropriate contractual clauses. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of Data, as well as confirmation of the legal safeguards implemented – and a copy of the contractual clauses securing the transfer, if any – by contacting the Optionee’s local human resources representative. The Optionee authorizes the Company, Solium Shareworks (or its successor) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data to Solium Shareworks (or its successor) or another third party with whom the Optionee may elect to deposit any Shares received under the Plan.

The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time access the Data, require any necessary amendments to Data, exercise its rights to erasure and restriction, right to object, right to Data portability, by contacting the Optionee’s local human resources representative.

The processing of the Optionee’s Data is necessary for the performance of the grant. If the Optionee objects to the processing of his/her Data in relation to the grant, his or her employment status would not be affected; the only consequence of such objection is that the Company would not be able to grant the Options to the Optionee or administer or maintain the Options. Therefore, the Optionee understands that objecting to the processing may affect the Optionee’s ability to participate in the Plan. The Optionee also has the right to lodge a complaint with a supervisory authority in relation to the processing of his/her Data.

For Optionees outside the EU / EEA / Switzerland / United Kingdom

The Optionee hereby explicitly and unambiguously consents to the processing of personal data of the Optionee for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. Such processing of personal data implies the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the Employer, the Company and any other Affiliated Company. The legal basis of such processing is the Optionee's consent.

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, passport number, job title, any shares or directorships held in the Company, details of all the Options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Company may collect such Data from the Employer.

The Optionee understands that Data may be transferred to Solium Shareworks (or its successor) or any other third parties assisting in the implementation, administration and management of the Plan. The Optionee understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the Company, Solium Shareworks (or its successor) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data to Solium Shareworks (or its successor) or another third party with whom the Optionee may elect to deposit any Shares received under the Plan.

The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time access the Data, require any necessary amendments to Data, exercise its rights to erasure and restriction, right to object, right to Data portability, by contacting the Optionee’s local human resources representative.

Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to withdraw his or her consent, his or her employment status would not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Options to the Optionee or administer or maintain the Options. Therefore, the Optionee understands that refusing or withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee may contact the Optionee’s local human resources representative.

11. Country-Specific Provisions. The Options and any Shares subject to or acquired pursuant to the Options shall be subject to any special terms and conditions set forth for the Optionee’s country in Exhibit B. Moreover, if the Optionee relocates to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Optionee to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

12. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Options and any Shares subject to or acquired pursuant to the Options, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13. Exchange Control, Tax and/or Foreign Asset/Account Reporting. The Optionee acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Optionee’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends or other distributions paid on Shares acquired under the Plan) in a brokerage/bank account or legal entity outside the Optionee’s country. The Optionee may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in the Optionee’s country. The Optionee also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Optionee’s country through a designated bank or broker or within a certain time after receipt. The Optionee acknowledges that it is his or her responsibility to be compliant with such regulations.

14. Insider Trading Restrictions / Market Abuse Laws. The Optionee acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Optionee’s ability to acquire or sell Shares or rights to Shares (e.g., the Options) during such times as the Optionee is considered to have “insider information” regarding the Company (as defined by any applicable law). Any restriction under these laws or regulations is separate from and in addition to any restriction that may be imposed under any applicable Company insider trading policy.

15. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Options and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

16. Language. If the Optionee is employed by an Affiliated Company rather than the Company, the Option Agreement, as well as the Plan and any other documents related to the Options, will be provided in English. The Optionee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Optionee to understand the terms and conditions of the Option Agreement, the Plan or any other documents related to the Options. If the Optionee received the Option Agreement, the Plan or any other documents related to the Options translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

17. Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement or of any subsequent breach by the Optionee or any other optionee.

18. Severability. The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

OPTIONEE:      TALEND

_______________________    By: _______________________
Signature
_______________________    Title: ______________________
Print Name
_______________________
Residence Address
_______________________

EXHIBIT A

TALEND
Société Anonyme having a share capital of EUR.[______]
Registered office: [______]
484 175 252 R.C.S. [___]

2020 STOCK OPTION PLAN
EXERCISE NOTICE
(Share subscription form)

TALEND
[______]
[______]
France [______________], [_]

Attention: [___________]

1. Exercise of Options. Effective as of today, __________________, __, the undersigned ("Optionee") hereby elects to subscribe _______________ (_____) ordinary shares (the "Shares") of TALEND (the "Company") under and pursuant to the Company's 2020 Stock Option Plan (the "Plan") adopted by the board on August 4, 2020 and the Stock Option Agreement dated ___________, __ (the "Option Agreement"). The subscription price for the Shares shall be EUR. ______, as required by the Option Agreement.

2. Delivery of Payment. Optionee herewith delivers to the Company the full subscription price for the Shares.

3. Representations of Optionee. The Optionee acknowledges that Optionee has received, read and understood the Plan, the articles of association of the Company and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company) of the Shares, the Optionee shall have, as an Optionee, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, except those the Optionee may have as a shareholder of the Company. No adjustment will be made for rights in respect of which the record date is prior to the issuance date for the Shares, except as provided in Sections 11 and 12 of the Plan.

5. Tax Consultation. The Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's subscription or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the subscription or disposition of the Shares. The Optionee is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the Republic of France.

*
* *

This Exercise notice is delivered in two originals one of which shall be returned to the Optionee.

Submitted by:      Accepted by:
OPTIONEE (*)      TALEND

__________________________    _______________________
Signature      Signature

__________________________    Its:____________________
Print Name

Address:

__________________________

(*) The signature of the Optionee must be preceded by the following manuscript mention "accepted for formal and irrevocable subscription of [__________] ordinary Shares".

EXHIBIT B

TALEND
GLOBAL STOCK OPTION GRANT AGREEMENT
COUNTRY-SPECIFIC PROVISIONS
This Appendix includes additional (or if so indicated, different) terms and conditions that govern the Options if the Optionee is in one of the countries listed herein. If the Optionee is a citizen or resident of a country (or if Optionee is considered as such for local law purposes) other than the one in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after being granted the Options, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Optionee.
AUSTRALIA

Nature of Plan. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act of 1997 (Cth) (the “Act”) applies (subject to the conditions of the Act).

Securities Law Information. If the Optionee acquires Shares under the Plan and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Optionee should obtain legal advice regarding any applicable disclosure obligations before making any such offer in Australia.
CANADA

Securities Law Information. The Optionee is permitted to sell the Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of the Shares acquired under the Plan takes place outside of Canada through the facilities of a securities exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq.

The following provisions will also apply to Optionees who are resident in Quebec:

Data Privacy. The following provision supplements Section 10 (Data Privacy) of the Option Agreement:
The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Optionee further authorizes the Company, any Affiliated Company, as well as a third party service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Optionee’s employee file.

Language Consent. The parties acknowledge that it is their express wish that the Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressement souhaité que la convention “Option Agreement”, ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

CHINA

Exercise of Option and Method of Payment. The following provision supplements Section 2 (Exercise of Option) and Section 3 (Method of Payment) of the Option Agreement:

To facilitate compliance with exchange control restrictions in China, the Company reserves the right to (a) restrict the exercise of the Options if the exercise of the Options and the issuance of Shares cannot be done in compliance with the requirements of the State Administration of Foreign Exchange of the People's Republic of China ("SAFE"), (b) require the Optionee to pay the Exercise Price under a cashless exercise program adopted by the Company in connection with the Plan whereby no funds are remitted out of China, and/or (c) require that the Optionee sell the Shares acquired upon exercise either immediately upon exercise, upon termination of the Optionee's Continuous Status as a Beneficiary or at such other time the Company determines to be necessary or advisable for legal or administrative reasons. If the Company requires that the Shares must be sold at a particular time, the Optionee acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of Shares at any particular price.

Exchange Control Restrictions. The Optionee understands and agrees that the Optionee will be required to immediately repatriate to China the cash proceeds from the sale of Shares (and any other funds received in relation to the Options and the Plan). The Optionee further understands that the repatriation of the cash proceeds (and other funds) will need to be effected through a special exchange control account established by the Company, the Employer or any Affiliated Company, and the Optionee hereby consents and agrees that any funds related to the Options and the Plan may be transferred to such special account prior to being delivered to the Optionee.

The Optionee also understands that the Company will deliver the funds to the Optionee as soon as practicable, but there may be delays in distributing the funds to the Optionee due to exchange control considerations in China. The funds may be paid in U.S. dollars or local currency, at the Company's discretion. If the funds are paid in U.S. dollars, the Optionee understands that he or she will be required to open a U.S. Dollar bank account in China into which the funds can be deposited. If the funds are converted to local currency, the Optionee acknowledges that the Company is under no obligation to secure any particular currency conversion rate, and there may be delays in converting the funds to local currency. The Optionee will bear the risk of any currency conversion rate fluctuation between the date that the Shares are sold (or any other funds are realized) and the date the funds are distributed to the Optionee.

The Optionee agrees to comply with any requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements.

DENMARK

Employer Statement. The Optionee acknowledges that he or she has received an Employer Statement in Danish which sets forth certain prescribed information regarding the Options.

GERMANY

No country-specific provisions.

INDIA

Method of Payment. The following provision supplements Section 3 (Method of Payment) of the Option Agreement:

To facilitate compliance with regulatory requirements in India, the Company reserves the right to require the Optionee to pay the Exercise Price under a cashless exercise program adopted by the Company in connection with the Plan whereby no funds are remitted out of India and all Shares acquired upon exercise are sold as soon as practicable after exercise. If the Company requires that the Shares acquired upon exercise are sold as soon as practicable after exercise, the Optionee acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of Shares at any particular price.

Exchange Control Restrictions. Any funds received in relation to the Plan (e.g., proceeds from the sale of Shares, dividends or other distributions paid on the Shares) must be repatriated to India within such time as may be required under applicable regulations. This repatriation requirement may impact the ability of the Optionee to pay the Exercise Price via certain methods, e.g., under a cashless exercise program adopted by the Company in connection with the Plan whereby only a portion of the Shares acquired upon exercise are sold to cover the Exercise Price as this may be seen to violate the repatriation requirement. The Optionee should consult with his or her personal legal advisor to ensure compliance with any applicable requirements.

IRELAND

No country-specific provisions.
ITALY

Method of Payment. The following provision supplements Section 3 (Method of Payment) of the Option Agreement:

To facilitate compliance with regulatory requirements in Italy, the Company reserves the right to require the Optionee to pay the Exercise Price under a cashless exercise program adopted by the Company in connection with the Plan whereby no funds are remitted out of Italy and all Shares acquired upon exercise are sold as soon as practicable after exercise. If the Company requires that the Shares acquired upon exercise are sold as soon as practicable after exercise, the Optionee acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of Shares at any particular price.

Plan Document Acknowledgement. The Optionee acknowledges that the Optionee has been given access to the Plan, has reviewed the Plan and this Option Agreement in their entirety and fully understands and accepts all provisions of the Plan and this Option Agreement. Further, the Optionee specifically and expressly approves the following clauses of the Option Agreement: (i) Section 2 – Exercise of Options; (ii) Section 3 - Method of Payment; (iii) Section 6 - Entire Agreement; Governing Law; Choice of Venue; (iv) Section 7 – Tax Obligations; (v) Section 12 - Imposition of Other Requirements; and (vi) Section 15 - Electronic Delivery and Participation.

JAPAN

No country-specific provisions.

NETHERLANDS

No country-specific provisions.

SINGAPORE

Securities Law Information. The grant of the Options under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Optionee should note that the Options are subject to section 257 of the SFA and the Optionee will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Options in Singapore, unless such sale or offer is made (a) more than six months after the Date of Grant or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

CEO and Director Notification Information. If the Optionee is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of an Affiliated Company in Singapore (a “Singapore Entity”), the Optionee is subject to certain notification requirements under the Singapore Companies Act (to the extent such requirements are determined to be applicable to the Optionee in the case of the CEO). Among these requirements is an obligation to notify the Singapore Entity in writing when the Optionee receives an interest (e.g., Options, Shares) or disposes of an interest in the Company or any related companies. These notifications must be made within two business days of (i) acquiring or disposing of any interest in the Company or any Affiliated Company or (ii) becoming a director, associate director or shadow director (or, if applicable, the CEO) if such an interest exists at that time.

SPAIN

Nature of Grant. The following provisions supplement Section 8 (Nature of the Grant) of the Option Agreement:
By accepting the Options, the Optionee acknowledges that he or she has received a copy of the Plan.

The Optionee further acknowledges, understands and agrees that the Company has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to employees of the Company and any Affiliated Company throughout the world. The decision to grant the Options is a limited decision that is entered into upon the express assumption and condition that any Option grant will not economically or otherwise bind the Company or any Affiliated Company on an ongoing basis other than as set forth in this Option Agreement. Consequently, the Optionee understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Affiliated Company) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, the Optionee understands and freely accepts that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the Options and the Shares is unknown and unpredictable.

Additionally, the Optionee understands that the vesting of the Options is expressly conditioned on his or her continued and active rendering of service to the Employer (or the Company or another Affiliated Company) such that if the Optionee’s employment terminates for any reason whatsoever, his or her Options will cease vesting as described in Article 9 of the Plan (except as expressly provided in Article 9 of the Plan). This will be the case, for example, even if (a) the Optionee is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (b) the Optionee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) the Optionee terminates service due to a change of work location, duties or any other employment or contractual condition; (d) the Optionee terminates service due to the Company’s or any Affiliated Company's unilateral breach of contract; or (e) the Optionee’s employment terminates for any other reason whatsoever. Consequently, upon termination of the Optionee’s employment for any of the above reasons, the Optionee will automatically lose any rights to the Options granted to the Optionee that were unvested on the date of termination of employment and the Optionee must exercise any vested portion of the Option (if at all) within the applicable post termination exercise period, as described in Part I of the Option Agreement.

Finally, the Optionee understands that this grant would not be made to the Optionee but for the assumptions and conditions referred to herein; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the Options shall be null and void.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Options. This Option Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

SWITZERLAND

Securities Law Information. The Optionee should note that neither this document nor any other materials relating to the grant of the Options (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available to any person other than an employee of the Company or any Affiliated Company, or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Tax Obligations. The following provision supplements Section 7 (Tax Obligations) of the Option Agreement:
Without limitation to Section 7 of the Option Agreement, the Optionee agrees that the Optionee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or any Affiliated Company or by Her Majesty's Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also agrees to indemnify and keep indemnified the Company and any Affiliated Company against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.

Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Optionee is such a director or executive officer and the income tax is not collected from or paid by the Optionee within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of uncollected income tax may constitute a benefit to the Optionee on which additional income tax and national insurance contributions may be payable. The Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit.

UNITED STATES

Tax Obligations. The following provisions supplement Section 7 (Tax Obligations) of the Option Agreement:
Notice of Disqualifying Disposition of Incentive Stock Option. If the Optionee is a U.S. taxpayer and the Option is an Incentive Stock Option, and the Optionee makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of the Shares acquired upon exercise of the Options within two (2) years from Date of Grant set out in Part I of this Option Agreement or within one (1) year after issuance of the Shares acquired upon exercise of the Options, then the Optionee shall immediately notify the Company in writing as to the occurrence of, and the price realized upon, such disposition. The Optionee understands that he or she may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

Section 409A of the Code. To the extent the Optionee is or becomes subject to U.S. federal income taxation, this section shall apply. Under Section 409A of the Code, an Option that was granted with a per Share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the Date of Grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (a) income recognition by the Optionee prior to the exercise of the Option, (b) an additional 20% federal income tax, (c) potential penalty and interest charges, and (d) additional state income, penalty and interest tax to the Optionee (collectively, “409A Penalties”). The Optionee acknowledges that the Company cannot guarantee, and has not guaranteed, that the IRS will agree, in a later examination, that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant. The Optionee agrees that, if the IRS determines that the Option is a “discount option,” the Optionee shall be solely responsible for the Optionee’s costs related to such a determination, including any 409A Penalties.
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